UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2020

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	IHC	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) if the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On March 12, 2020, Independence Holding Company issued a news release announcing its 2019 fourth-quarter and annual results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits:

Exhibit 99.1News Release of Independence Holding Company dated March 12, 2020: Independence Holding Company Announces Fourth-Quarter and Annual Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY
(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	March 16, 2020

EXHIBIT 99.1

INDEPENDENCE HOLDING COMPANY	CONTACT: Loan Nisser
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

IHC ANNOUNCES 2019 FOURTH-QUARTER AND ANNUAL RESULTS

Stamford, Connecticut, March 12, 2020. Independence Holding Company (NYSE: IHC) today reported 2019 fourth-quarter and annual results.

Financial Results

In the fourth quarter of 2019, the Company recognized certain charges described below, which contributed to IHC incurring a net loss for the quarter. These charges were a combination of one-time, unusual and/or non-cash items, which totaled $14,128,000 after tax in the fourth quarter.  These charges will not impact our trend of earnings or income before income taxes going forward and resulted in IHC reporting a net loss of $(.63) per share, diluted, or $(9,320,000), for the three months ended December 31, 2019 compared to net income of $.32 per share, diluted, or $4,829,000, for the three months ended December 31, 2018. Net income attributable to IHC per share was $.83 per share, diluted, or $12,396,000, for the year ended December 31, 2019 compared to $1.89 per share, diluted, or $28,482,000, for the year ended December 31, 2018.   The Company reported revenues of $89,979,000 for the three months ended December 31, 2019 compared to revenues for the three months ended December 31, 2018 of $87,648,000. The Company reported revenues of $374,448,000 for the year ended December 31, 2019 compared to revenues for the year ended December 31, 2018 of $350,775,000.

These charges in the fourth quarter are as follows.  First, the impairment, equity loss, and write-off of our minority interest in a third party administrator (“TPA”) of $4,842,000 net of tax, which was originally acquired when IHC wrote major medical insurance. As previously reported, we sold a majority interest in this TPA several years ago to the current controlling shareholder, and IHC reported a gain of $6,741,000, net of tax at the time. Second, a non-cash adjustment to federal income tax expense of $6,300,000 largely due to a change in the expected utilization of AMIC Holding’s net operating loss carryforwards (“NOLs”) expiring in 2020 and 2021.  This change in tax estimate is largely a timing issue due to the reorganization of the Specialty Benefits business into specialty health and pet divisions and investments in, and expenses related to, the expansion of our Direct to Consumer (“D2C”) and tech-enabled operations, which will reduce expected income prior to the expiration of a portion of the NOLs.  The income from the operations is expected to be realized after the expiration of the NOLs. Finally, there was a significant charge of $2,986,000, net of tax, in the fourth quarter relating to the paid family leave (“PFL”) rider to our New York State DBL line of business, which related to expected poor experience by the PFL industry as a whole for the full 2019 year.  We had to accrue this catch-up “subsidy” in the fourth quarter for the New York State risk adjustment pool as a result of IHC having significantly better experience with its PFL business than that of the industry as a whole. Even after accruing for this payment, IHC’s combined DBL/PFL business was profitable. Partially in recognition of the continued poor industry experience, New York State has increased rates by 76% for 2020.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “After selling our medical stop-loss business and pivoting away from major medical as a result of the Affordable Care Act, we have successfully become a significant manufacturer and distributor of specialty health and pet insurance products, which generate both underwriting profits for our carriers and fee and commission income for our growing agencies and D2C tech-enabled division.  During the past two years, we have invested significant resources to develop a fully integrated D2C division. In particular, we are extremely pleased that we successfully entered the very large market for senior products by selling Medicare products in the fourth quarter of 2019 with respect to the 2020 Annual Enrollment Period (“AEP”). We are optimistic that IHC will be rewarded through substantial sales of Medicare products during the 2021 AEP (October 15, 2020 through December 7, 2020) and beyond, since we anticipate that the vast majority of our Medicare sales, and significant profits related thereto, will be generated in the fourth quarter of this and future years.  We now have in place reporting systems, sales automation platforms, access to a portfolio of products underwritten both by IHC’s carriers and other nationally recognized insurers, a system for recruiting, training and licensing agents, and the ability to generate sufficient leads for these agents.  This is a highly scalable foundation and, given that and we have more than sufficient capital, we are highly confident that we can continue to ramp up this division and generate increasing commissions, premiums and profits for many years to come.

By way of additional background, we successfully launched our senior initiative with a handful of agents in the fourth quarter, and we have now grown to having 30 licensed agents selling Medicare Advantage and Medicare Supplement products.  We are now rapidly expanding the hiring, training and licensing of additional agents with a target of having 150 licensed call center agents selling these products by the beginning of the 2021 AEP.  In addition, our carrier, Independence American, is expected to commence underwriting Medicare Supplement in the second quarter of this year.  We will complement the sale of Medicare products with an impressive portfolio of supplemental insurance such as Dental, Vision, Hearing, Hospital Indemnity, and Critical Illness products, designed to meet the unique needs of seniors. We will accomplish this by leveraging our deep domain knowledge and experience selling similar products to working individuals and families.  With respect to generation of leads, we produce a substantial, and growing, number of leads organically through our owned domains, including www.healthinsurance.org, www.medicareresources.org, www.healthedeals.com, and www.petplace.com and through our partially owned lead generation company.

We believe our pet insurance division will be generating at least $100 million of gross annualized pet insurance premiums by the end of 2020 with accelerating growth beyond.  We are also continuing to invest in our high value domains (www.petplace.com, www.mypetinsurance.com, www.akcpetinsurance.com and www.petpartners.com) as we emphasize online sales and affinity marketing. PetPartners Inc. (“PetPartners”), our subsidiary that markets and administers pet insurance for Independence American, continues to grow through its exclusive relationship with The American Kennel Club and through new partnerships with insurance agents, employers and affinity groups.  PetPartners, which anticipates launching Android and IOS apps this year, has entered into agreements with, and is in discussions with several more, national brands to distribute our pet insurance. We are close to launching Android and IOS apps to purchase pet insurance through www.mypetinsurance.com.”

Mr. Thung added, “IHC has a very strong balance sheet with no indebtedness and a very substantial amount of free cash at the corporate level and significant excess capital in our insurance companies. Our book value increased from $17.25 at December 31, 2014 to $30.16 at December 31, 2018 and to $30.92 per share at December 31, 2019.  IHC increased its annual dividend to $.40 per share in 2019, which is the fifth increase since December 2014 when the annual dividend paid to the stockholders was $.07 per share. Our overall investment portfolio continues to be very highly rated (on average, AA) and has an effective duration under three years. The Company has continued to repurchase its shares in the market to the maximum allowed under applicable rules, and paid an average cost of $36.70 per share for purchases in 2020 and will continue to be in the market at current prices. While we will be incurring considerable expenses during this ramp up, with our significant resources and liquidity, IHC can continue to accelerate the ramp up in the senior and pet markets in 2021 and beyond.”

About The IHC Group

Independence Holding Company (NYSE: IHC), formed in 1980, is a holding company that is principally engaged in underwriting, administering and/or distributing group and individual specialty benefit products, including disability, supplemental health, pet, and group life insurance through its subsidiaries (Independence Holding Company and its subsidiaries collectively referred to as “The IHC Group”).  The IHC Group consists of three insurance companies (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company). We also own the following agencies: (i) PetPartners Inc., our pet insurance administrator; (ii) IHC Specialty Benefits, Inc., a technology-driven full-service marketing and distribution company that focuses on small employer and individual consumer products through its call center, advisors, and Independence Brokerage Group (“IBG”); and (iii) The INSX Cloud Platform through My1HR, our wholly owned Web Based Entity. IHC also owns the following domains: www.healthedeals.com; www.healthinsurance.org; www.medicareresources.org; and www.petplace.com.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission. IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

December 31, 2019

(In Thousands, Except Shares and Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2019	2018	2019	2018
REVENUES:
Premiums earned	$84,552	$82,665	$338,741	$321,248
Net investment income	3,549	3,831	15,643	15,021
Fee income	3,170	4,707	14,003	18,900
Other income (loss)	(3,441)	(2,857)	2,002	(3,361)
Net investment gains (losses)	2,149	(698)	4,705	(1,033)
Net impairment losses recognized in earnings	-	-	(646)	-
	89,979	87,648	374,448	350,775

EXPENSES:
Insurance benefits, claims and reserves	45,194	38,587	174,121	144,206
Selling, general and administrative expenses	47,896	42,971	174,979	169,028

	93,090	81,558	349,100	313,234

Income (losses) before income taxes	(3,111)	6,090	25,348	37,541
Income taxes	6,177	970	12,659	8,488

Net income (loss)	(9,288)	5,120	12,689	29,053
(Income) from noncontrolling interests	(32)	(291)	(293)	(571)

NET INCOME (LOSS) ATTRIBUTABLE TO IHC	$(9,320)	$4,829	$12,396	$28,482

Basic income (loss) per common share	$(.63)	$.33	$.83	$1.92

WEIGHTED AVERAGE SHARES OUTSTANDING	14,857	14,822	14,903	14,812

Diluted income (loss) per common share	$(.63)	$.32	$.83	$1.89

WEIGHTED AVERAGE DILUTED SHARES OUTSTANDING	14,857	15,102	14,976	15,104

As of March 6, 2020, there were 14,850,921 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands)

	December 31,	December 31,
	2019	2018

ASSETS:
Investments:
Short-term investments	$50	$1,050
Securities purchased under agreements to resell	107,157	12,063
Fixed maturities, available-for-sale	384,974	453,464
Equity securities	3,747	5,166
Other investments	15,208	13,192
Total investments	511,136	484,935

Cash and cash equivalents	21,094	26,173
Due and unpaid premiums	26,244	24,412
Due from reinsurers	362,969	368,731
Goodwill	60,165	50,697
Other assets	72,695	82,568

TOTAL ASSETS	$1,054,303	$1,037,516

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$164,802	$160,115
Future policy benefits	201,205	208,910
Funds on deposit	140,951	141,635
Unearned premiums	7,282	5,557
Other policyholders' funds	12,049	10,939
Due to reinsurers	5,016	3,613
Accounts payable, accruals and other liabilities	61,049	53,133

TOTAL LIABILITIES	592,354	583,902

Commitments and contingencies
Redeemable noncontrolling interest	2,237	2,183

STOCKHOLDERS’ EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,625	18,625
Paid-in capital	122,717	124,395
Accumulated other comprehensive income (loss)	1,212	(8,310)
Treasury stock, at cost	(69,724)	(66,392)
Retained earnings	386,864	380,431

TOTAL IHC STOCKHOLDERS’ EQUITY	459,694	448,749
NONREDEEMABLE NONCONTROLLING INTERESTS	18	2,682

TOTAL EQUITY	459,712	451,431

TOTAL LIABILITIES AND EQUITY	$1,054,303	$1,037,516